Exhibit 10(iv)

CONVERTIBLE NOTE

$2,500	November 28, 2006

FOR VALUE RECEIVED, Oiltek, Inc., a Delaware corporation with an address at 7000 Flour Exchange Building, 310 Fourth Avenue South, Minneapolis, MN 55415 (hereinafter referred to as the “Payor”), agrees to pay to the order of Michael L. Ray with an address at 108 Parkway Plaza, Madill, Oklahoma 73446 (hereinafter referred to as the “Payee”), on the Maturity Date set forth in Article “2” of this Convertible Note (the “Note”), unless earlier accelerated in accordance with the terms of this Note, the principal sum two thousand five hundred ($2,500) dollars, with interest on the aforesaid amount as calculated in Article “1” of this Note.

1.	Interest.

(A) Interest on the unpaid principal balance shall be accrued and calculated from the date the loan is received by the Payor (the “Loan Date”) to and including the date of repayment at an interest rate equal to eight (8%) percent per annum.

(B) Payment of the accrued and unpaid interest shall be due and payable on the Maturity Date.

2.	Maturity.

Payment of the principal balance of this Note, together with any unpaid and accrued interest thereon, shall be due and payable in full on October 1, 2007 (the “Maturity Date”), unless earlier (A) accelerated in accordance with the terms of this Note or (B) converted in accordance with the provisions of Article “3” of this Note.

3.	Conversion.

(A) The principal of this Note plus any unpaid and accrued interest shall be convertible into common stock, par value $.001 (“Common Stock”) of the Payor, at any time on, or prior to, the Maturity Date, at a conversion rate of one cent ($0.01) per share.

(B) The Payee shall provide the Payor with written notice pursuant to Paragraph “(C)” of Article “13” of this Note of its intention to convert this Note (the “Conversion Notice”) pursuant to Paragraph “(A)” of this Article “3” of this Note.  Upon receipt of the Conversion Notice, the Payor shall notify the Payee of the date and place of the closing which shall be held within ten (10) business days after receipt of the Conversion Notice at which time the Payee shall surrender this Note to the Payor marked “cancelled” and the Payor shall deliver to the Payee the shares of Common Stock to be issued upon conversion pursuant to Paragraph “(A)” of this Article “3” of this Note.

4.	Registration.

(A)           If the Payor shall at any time seek to register or qualify any of its capital stock or the securities holdings of any of its controlling shareholders, on each such occasion it shall include all of the Payee’s shares issuable pursuant to Article “3” of this Note in such registration or qualification.  The Payor shall keep the registration effective until such time as the Payee has sold or transferred its shares or until such time as the shares are authorized to be sold or transferred pursuant to Rule 144(k) which was promulgated pursuant to the Securities Act of 1933, as amended.

(B)           All expenses in connection with preparing and filing any registration statement under Paragraph “A” of this Article “4” of this Note (and any registration or qualification under the securities or “Blue Sky” laws of states in which the offering will be made under such registration statement) shall be borne in full by the Payor.

5.	Events of Default.

The term “Event of Default” as used herein shall mean the occurrence of any one or more of these following events:

(A) The failure of the Payor to make payment of principal or interest on the Maturity Date and after the Payee has given the Payor ten (10) business days written notice of such default pursuant to Paragraph “(C)” of Article “13” of this Note;

(B) The filing by the Payor of a petition in bankruptcy;

(C) The making of an assignment by the Payor for the benefit of its creditors;

(D) Consent by the Payor to the appointment of, or possession by, a custodian for itself or for all or substantially all of its property;

(E) The filing of a petition in bankruptcy against the Payor with the consent of the Payor;

(F) The filing of a petition in bankruptcy against the Payor without the consent of the Payor, and the failure to have such petition dismissed within one hundred eighty (180) days from the date upon which such petition is filed;

(G) Notwithstanding the one hundred eighty (180) day provision in Paragraph “(F)” of this Article “5” of this Note, on a petition in bankruptcy filed against Payor, Payor is adjudicated bankrupt; and

(H) The entry by a court of competent jurisdiction of a final non-appealable order, judgment or decree appointing, without the consent of the Payor, a receiver, trustee or custodian for the Payor or for all or substantially all of the property or assets of the Payor.

6.	Remedies Upon Default.

Upon the occurrence of an Event of Default and any time thereafter while such Event of Default is continuing, the entire unpaid principal balance which is due pursuant to this Note shall, at the Payee’s option, be accelerated and become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Payor, except as set forth in Paragraph “(A)” of Article “5” of this Note.

7.	Non-Exclusive Remedy.

Any remedy that is set forth in this Note is not exclusive of any remedies that are provided by law.

8.	Liability Upon Default.

The liability of the Payor upon default shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Payee including, but not limited to, any extension of time, renewal, waiver or other modification.

9.	Exercise of Remedy Upon Default.

No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10.	Collection Costs.

The Payor agrees to pay all reasonable costs of collection, including reasonable attorney’s fees and costs, which may be paid or incurred by the Payee in connection with the Payee’s exercise of its rights or remedies under this Note; provided, however, that the Payor’s obligation pursuant to this Article “10” of this Note shall not exceed twenty (20%) percent of the value of the amount determined to be due to the Payee

11.	Full Recourse.

Anything in this Note to the contrary notwithstanding, the Payor hereunder shall be liable on this Note for the full amount of the principal and interest due pursuant to this Note.

12.	Prepayment.

The Payor may not, without the prior written consent of the Payee, prepay all or any part of the principal or interest of this Note.

13.	Miscellaneous.

(A) Headings.  Headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

(B) Enforceability.  If any provision which is contained in this Note should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid or unenforceable provision had not been contained herein.

(C) Notices.  Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

To the Payee:                                                                        Michael L. Ray
108 Parkway Plaza
Madrill, OK  73446

To the Payor:                                                                        Oiltek, Inc.
7000 Flour Exchange Building
310 Fourth Avenue South
Minneapolis, MN 55415
Attn: Mr. Kent Rodriguez
Fax No.: (612) 359-9017

With a copy to:                                                                     Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, NY  10022
Attn: Frederick M. Mintz, Esq.
Fax No.: (212) 486-0701

or in each case to such other address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “(C)” of this Article “13” of this Note are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile.  If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

(D) Governing Law; Disputes.  This Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law.  The parties hereby consent and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The parties hereby waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “(C)” of this Article “13” of this Note.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(E) Assignment.  This Note may not be assigned or transferred by the Payee without the prior written consent of the Payor.

(F) Construction.  Each of the parties hereto hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations and (ii) each counsel has had significant input in the development of this Note and (iii) this Note shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Note.

(G) Entire Agreement.  This Note and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(H) Further Assurances.  The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Note and the intents and purposes hereof.

(I) Binding Agreement.  This Note shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

(J) Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Note shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Note or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Note to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

(K) Modifications.  This Note may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Note which is signed by the Payor and the Payee of this Note.

(L) Severability.  The provisions of this Note shall be deemed separable.  Therefore, if any part of this Note is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Note; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Note to any party, that party may cancel, and terminate this Note by giving written notice to the other party.

IN WITNESS WHEREOF, the Payor has executed this Note as of the 29th day of November, 2006.

OILTEK, INC.

By:  /s/ Jill Allison, Vice President_________
       Jill Allison, Vice President
Payee:

/s/ Michael L. Ray______________
Michael L. Ray